EXHIBIT 99.1

Option No. [  ]

Share Option Agreement No. 2

This SHARE OPTION AGREEMENT NO. 2 (this “Agreement”), is made as of July 1, 2006 between Endurance Specialty Holdings Ltd., a Bermuda company (“Endurance”) and [  ] (“Employee”).

WHEREAS, Endurance originally granted Employee an option to acquire [ ___ ] ordinary shares, par value $1.00 per share (the “Shares”), of Endurance on January 27, 2003 (the “2003 Agreement”);

WHEREAS, Employee is presently an Employee of Endurance or a subsidiary of Endurance, and Endurance desires to maintain the incentive of Employee to exert his or her utmost efforts to improve the business and increase the assets of Endurance;

WHEREAS, Endurance and Employee wish to amend the terms of the options originally granted under the 2003 Agreement in order to revise certain terms to be compliant with Section 409A of the Internal Revenue Code and the regulations promulgated by the U.S. Internal Revenue Service under Section 409A (collectively, “Section 409A”);

WHEREAS, in order to facilitate compliance with Section 409A, Endurance and Employee wish to divide the option originally granted under the 2003 Agreement into two separate options, one of which is grandfathered and not subject to Section 409A and the other of which is subject to Section 409A; and

WHEREAS, this Agreement applies to that portion of the option originally granted under the 2003 Agreement which is subject to Section 409A.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the portion of the 2003 Agreement relating to the outstanding options to acquire Shares vesting after December 31, 2004 and subject to Section 409A is hereby replaced in its entirety by the following terms and conditions:

1. Definitions. Capitalized terms used and not defined in this Agreement shall have the respective meanings ascribed to such terms in the Amended and Restated 2002 Stock Option Plan of Endurance (the “Plan”).

2. Division and Amendment of Previously Granted Option. Endurance and Employee hereby divide and amend the option granted under the 2003 Agreement, in accordance with and subject to the terms and conditions of the Plan and the 2003 Agreement. This Agreement represents the right and option to purchase (the “Option”) up to [  ] Shares at an exercise price of $[  ] per Share (the “Exercise Price”). The Option shall be a NQSO.

3. Termination of Option. The Option shall terminate upon the earliest to occur of the following events:

(a) 5:00 p.m. (Bermuda time) on [Expiration Date];

(b) termination of Employee’s employment with Endurance or any Subsidiary by Endurance or any Subsidiary for Cause;

(c) 90 calendar days after termination of Employee’s employment with Endurance or any Subsidiary by Endurance without Cause or by Employee for any reason, except as set forth in subsections (d) and (e) below;

(d) one year after termination of Employee’s employment with Endurance or any Subsidiary as a result of Employee’s death or Disability;

(e) one year after termination of Employee’s employment with Endurance or any Subsidiary if (x) such termination of employment is by Endurance without Cause or by Employee for any reason and (y) Employee dies or becomes Disabled within 30 calendar days after the date of such termination of employment; or

(f) Employee’s breach of the Non-Competition Obligation.

4. Vesting of Option. (a) Subject to the conditions set forth in subsection (c) below, the Option shall vest and become exercisable in accordance with the following schedule:

Date	Option Vesting
[Date]	[ ] Shares
[Date]	[ ] Shares
[Date]	[ ] Shares

(b) Notwithstanding the foregoing, but subject to the conditions set forth in subsection (c) below, the unexercised portion of the Option shall become fully vested, exercisable and convertible, as applicable, upon the occurrence of a Change in Control.

(c) It shall be a condition to the vesting of the Option on the dates specified in subsections (a) and (b) above that such vesting occur while Employee is an Employee of Endurance or a Subsidiary or (ii) during the one year period after termination of Employee’s employment with Endurance or any Subsidiary if either of the following occurs:

(A) Employee’s employment with Endurance or any Subsidiary terminates as a result of Employee’s death or Disability; or

(B) Employee’s employment with Endurance is terminated by Endurance without Cause or by Employee for any reason and Employee dies or becomes Disabled within 30 calendar days after the date of such termination of employment.

5. Exercise of Option. In order to exercise the Option, Employee (or Employee’s estate or legal representative in the case of a permitted exercise of the Option following Employee’s death or Disability) shall notify Endurance in writing addressed and delivered in accordance with Section 19 as to the number of whole Shares which Employee desires to purchase under the Option, which notice shall be accompanied by

(a) payment of the Exercise Price by cash, wire transfer of immediately available funds or certified check or (b) a written notice to Endurance directing Endurance to deliver the Shares to be issued upon exercise of the Option directly to a broker and instructing the broker to sell sufficient Shares to pay the Exercise Price and fund applicable withholding taxes and to remit such sums to Endurance. As soon as practicable after the receipt of such notice, Endurance shall, in accordance with Employee’s written instructions, tender to Employee, a certificate issued in Employee’s name evidencing the Shares purchased by Employee hereunder or shall instruct Endurance’s transfer agent to electronically transfer such Shares to the Employee’s account. The Option may not be exercised unless all requirements under applicable law have been met and may not be exercised after termination of the Option in accordance with Section 3.

6. Tax Withholding. Endurance shall have the right to deduct from payments of any kind otherwise due to Employee any income or other taxes required by law to be withheld in respect of this Agreement. It shall be a condition to the obligation of Endurance to issue Shares to Employee upon the exercise of the Option that Employee (or any beneficiary or person entitled to exercise the Option) pay to Endurance, upon demand, such amount as may be requested by Endurance for the purpose of satisfying any liability to withhold income or other taxes. In the event any such amount so requested is not paid, Endurance may refuse to issue Shares to Employee upon the exercise by Employee of the Option. Unless the Committee shall in its sole discretion determine otherwise, payment for taxes required to be withheld must be made in cash but may be offset by cash generated from the exercise of the Option.

7. Shareholder Rights. Employee shall not be entitled to the privileges of share ownership in respect of Shares which are subject to issuance upon exercise of the Option, including but not limited to the right to vote or receive dividends, until the issuance of such Shares following exercise of the Option.

8. Non-Competition Obligation. As a condition of and in consideration for the Option, Employee agrees to be bound by the Non-Competition Obligation.

9. Non-Assignability of Option. Employee may not sell, assign, donate, or transfer or otherwise dispose of, mortgage, pledge or encumber the Option or any interest therein except, in the event of a Employee’s death, by will or the laws of descent and distribution.

10. Registration of Shares. Endurance shall use commercially reasonable efforts to file and maintain an effective Registration Statement on Form S-8 under the United States Securities Act of 1933, as amended, with respect to the Option and the Shares underlying the Option.

11. Adjustments of Shares. The Option shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, in accordance with the terms of the Plan (a) in the event of changes in the outstanding Shares or in the capital structure of Endurance, by reason of share dividends, share splits, recapitalizations, reorganizations, amalgamations, mergers, consolidations, combinations, exchanges, liquidations, spinoffs or other relevant changes in capitalization, or any distributions to holders of Shares other than a regular cash dividend, occurring after the date of this Agreement or (b) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Employee in connection with the Option, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

12. Agreement to Perform Necessary Acts. Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement and the Plan.

13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

14. Validity of Agreement. It is intended that each section of this Agreement shall be viewed as separate and divisible, and in the event that any section shall be held invalid, the remaining sections shall continue to be in full force and effect.

15. Terms of Plan. This Agreement shall in all respects be subject to the terms and conditions of the Plan, and any conflict between this Agreement and the Plan shall be determined by reference to the Plan.

16. Effect of Termination or Amendment of Plan. No amendment or termination of the Plan may, without the prior written consent of Employee, adversely affect the rights of Employee under this Agreement.

17. No Limitation on Rights of Endurance. This Agreement shall not in any way affect the right or power of Endurance to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

18. Agreement Not a Contract of Employment. This Agreement is not a contract of employment, and the terms of employment of Employee or the relationship of Employee with Endurance or any Subsidiary shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon Employee for a continuation of employment or relationship with Endurance or any Subsidiary, nor shall it interfere with the right of Endurance or any Subsidiary to discharge Employee and to treat Employee without regard to the effect which that treatment might have upon Employee as a holder of the Option.

19. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, five days after the date of deposit in the mail, to each party at the following addresses (or to such other address as may be designated in a notice given in accordance with this Section):

(a) if to Endurance:

Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08
Bermuda
Attn: General Counsel

(b) if to Employee, to the most recent primary residence address listed for such Employee in the employment records of Endurance.

20. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, Bermuda law, without regard to its principles of conflicts of laws. Employee submits to the non-exclusive jurisdiction of the courts of Bermuda in respect of matters arising hereunder.

21. Arbitration. All disputes, controversies or claims arising out of, relating to or in connection with this Agreement, the Plan, the Option or the breach, termination or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the rules of the International Chamber of Commerce except as same may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Bermuda and it shall be conducted in the English language. The arbitration shall be conducted by one arbitrator who shall be selected by BIBA (Bermuda International Business Association), in the event that the parties fail to agree. The arbitral award shall be in writing, shall state reasons for the award, and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys fees and disbursements. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

22. Entire Agreement. This Agreement and the Plan contain all of the understandings and agreements between Endurance and Employee concerning the Option and supersedes all earlier negotiations and understandings, written or oral, between the parties with respect thereto , including but not limited to the option to acquire Shares of Endurance pursuant to the 2003 Agreement. Endurance and Employee have made no promises, agreements, conditions or understandings either orally or in writing, that are not included in this Agreement or the Plan.

23. Headings. The headings of Sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.

24. Amendments. Subject to the provisions of the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

25. Counterparts. This Agreement may be executed in separate counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ENDURANCE SPECIALTY HOLDINGS LTD.

By:

Name:
Title:

_______________________________________

[Employee Name]